Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of January 12, 2022 by and between the undersigned stockholder (the “Holder”) and Viveon Health Acquisition Corp., a Delaware corporation (the “Parent”).

A. Parent, VHAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and Suneva Medical, Inc., a Delaware corporation (the “Company”), entered into a Merger Agreement dated as of January 12, 2022 (the “Merger Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

B. Pursuant to the Merger Agreement, Parent will become the 100% stockholder of the Company.

C. The Holder is the record and/or beneficial owner of certain shares of Company Capital Stock (as defined in the Merger Agreement), which pursuant to the Merger Agreement will be exchanged for shares of Parent Common Stock (as defined in the Merger Agreement).

D. As a condition of, and as a material inducement for Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) Subject to Section 1(b) below, during the Lock-up Period, the Holder agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares; provided, that if the closing price of the Parent Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the Business Combination, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up.

(b) In furtherance of the foregoing, during the Lock-up Period, the Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means the date that is six (6) months after the Closing Date (as defined in the Merger Agreement), subject to earlier termination of the Lock-up Period as to fifty percent (50%) of the Lock-up Shares, as provided in Section 1(a).

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Parent Common Stock, or any economic interest in or derivative of such shares, other than those shares of Parent Common Stock issued pursuant to the Merger Agreement. For purposes of this Agreement, the Merger Consideration Shares beneficially owned by the Holder, together with any other shares of Parent Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Parent Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include shares of Parent Common Stock acquired by such Holder in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (b) transfers by bona fide gift or gifts to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of a will, testamentary document or the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order or as required by a divorce settlement, (e) transfers to the Parent’s officers, directors or their affiliates, (f) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Holder, provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers, (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares subject to this Agreement shall remain subject to this Agreement, (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-Up Period, (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Parent Common Stock or the vesting of stock-based awards; and (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Parent Common Stock; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (e) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail, or nationally recognized overnight courier service, by 5:00 PM Pacific Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by email, on the date that transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Company, to:

Suneva Medical, Inc.
5870 Pacific Center Blvd.
San Diego, CA 92121
Attn; Patricia Altavilla, President and Chief Executive Officer
E-mail: paltavilla@sunevamedical.com

with a copy to (which copy shall not constitute notice):

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Attn: Barbara Borden, Esq.

E-mail: bordenbl@cooley.com

if to Parent or Merger Sub (prior to the Closing):

Viveon Health Acquisition Corporation

c/o Gibson, Deal & Fletcher, PC

Spalding Exchange

3953 Holcomb Bridge Road

Suite 200

Norcross, GA 30092

Attn: Jagi Gill, Chief Executive Officer

E-mail: jagi@viveonhealth.com

with a required copy to (which copy shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue, 19th Floor
New York, NY 10154
Attention: Tahra Wright
E-mail: twright@loeb.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

_________________________________

_________________________________

_________________________________

Email:

or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder, including by merger, consolidation, operation of law or otherwise, without the prior written consent of the other parties. Any purported assignment or delegation in violation of this paragraph shall be void and ineffectual, and shall not operate to transfer or assign any interest or title to the purported assignee.

9. Severability. This Agreement shall be deemed severable, and a determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, the parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid or unenforceable provision as may be possible and be valid and enforceable.

10. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may reasonably be considered within the scope of such party’s obligations hereunder, in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Section 11.15 and 11.16 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. Section 11.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Viveon Health Acquisition Corp.

By:
Name:	[●]
Title:	[●]

HOLDER:

By:
Name:
Title:

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